Exhibit 99.2
SOLUTIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 1, 2010, Solutia Inc. ("Solutia") completed the acquisition of Etimex Solar GmbH (“Vistasolar”) from Etimex Holding GmbH (“the Seller”).  Such unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and six months ended June 30, 2010 are based on the historical financial statements of Solutia and Vistasolar and certain adjustments, which are described in the notes to the statements below, to give effect to the acquisition as if it had occurred on January 1, 2009.

The unaudited pro forma financial information:

•	has been prepared by management for informational purposes only in accordance with Article 11 of Securities and Exchange Commission Regulation S-X;

•
does not purport to represent what the consolidated results of operations actually would have been if the Vistasolar acquisition had occurred on January 1, 2009 or what those results will be for any future period;

•
includes adjustments based upon currently available information and certain assumptions that we believe to be reasonable under the circumstances. The acquisition has been accounted for, and the unaudited pro forma condensed combined financial information has been prepared, using the purchase method of accounting. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation and are subject to revision as more detailed analysis is completed and the fair value of Vistasolar’s assets and liabilities is finalized; and

•
has been adjusted to reflect only matters that are (i) directly attributable to the acquisition of Vistasolar, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results of the companies. No adjustment, therefore, has been made for actions which may be taken subsequent to completion of the acquisition, such as any (i) anticipated growth synergies to be realized through the application of each company’s innovative technologies, (ii) cost synergies resulting from manufacturing and supply chain work process improvements and (iii) additional expenses or costs of integration that Solutia may incur.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statements of operations;

•	the consolidated financial statements of Solutia and notes relating thereto for the year ended December 31, 2009 and six months ended June 30, 2010; and

•	the consolidated financial statements of Vistasolar and notes relating thereto for the year ended December 31, 2009, included in this Form 8-K/A.

SOLUTIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2009
(Dollars in millions, except per share amounts and as indicated)

	Historical Solutia	{a}	Historical Vistasolar	{b}	Adjustments for the Acquisition		Pro Forma Solutia
Net Sales		$1,667	$68		$—		$1,735
Cost of goods sold		1,197	34		1	{c}	1,232

Gross Profit		470	34		(1)		503
Selling, general and administrative expenses		227	2		4	{c}	233
Research, development and other operating expenses, net		10	—		—		10

Operating Income		233	32		(5)		260
Interest expense		(121)	(16)		(9)	{d}	(146)
Loss on debt extinguishment		(38)	—		—		(38)

Income (Loss) from Continuing Operations Before Income Tax Expense		74	16		(14)		76
Income tax expense		14	5		(4)	{e}	15

Income (Loss) from Continuing Operations		60	11		(10)		61
Net Income attributable to noncontrolling interest		4	—		—		4

Income (Loss) from Continuing Operations attributable to Solutia		56	11		(10)		57

Basic and Diluted Income (Loss) from Continuing Operations attributable to Solutia per Share		$0.53					$0.54

Basic Weighted Average Shares Outstanding		106.5					106.5
Diluted Weighed Average Shares Outstanding		106.7					106.7

See notes to the unaudited pro forma condensed combined statement of operations.

SOLUTIA INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2009
(Dollars in millions)

{a} – Represents historical consolidated statement of operations of Solutia for the year ended December 31, 2009 contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2010. We reclassified $38 from interest expense to loss on debt extinguishment to conform to the 2010 presentation of our unaudited interim financial statements. The reclassification had no impact on reported income from continuing operations attributable to Solutia.

{b} – Represents historical financial results for Vistasolar derived from the audited annual financial statements for the fiscal year ended December 31, 2009 included in this Form 8-K/A prepared pursuant to the provisions of German commercial law (“local GAAP”). The information presented has been adjusted to convert Vistasolar local GAAP financial information to align with U.S. GAAP and translate from Euros to U.S. dollars using the average exchange rate for the period of $1.4089 : €1.00. Differences between local GAAP and U.S. GAAP that give rise to such adjustments include (i) reduced expense of $1 related to the estimated useful lives of property, plant and equipment used to determine depreciation expense, (ii) additional expense of $1 associated with allocation of the Seller’s intangible assets and associated amortization expense to Vistasolar, (iii) allocation of $16 of the Seller’s interest expense to Vistasolar, (iv) reduced expense of $23 connected with accounting for dividends transferred from Vistasolar to the Seller and (v) the associated income tax benefit of $4 resulting from the aforementioned adjustments.

{c} – To record the excess of annual amortization expense associated with the intangible assets identified in connection with the acquisition over historical amortization expense recognized by Vistasolar as calculated below:

	Fair Value	Useful Life (in Years)	Annual Amortization Expense
Technology	$25	20	$1
Customer relationships	81	25	3
Other	5	3	2
Trademarks	8	N/A	N/A
Total	$119		6
Less: Amortization Expense Pre-Acquisition			1
Amortization Adjustment			$5

We have allocated the amortization expense adjustment associated with technology to cost of goods sold while the remainder has been reflected as an adjustment to selling, general and administrative expenses.

{d} – To record the amount of annual interest expense of $25 that exceeds the Seller’s historical interest expense that was allocated to Vistasolar.  This amount includes amortization of related debt discount and deferred debt issuance costs related to the $300 of 7.875 percent notes due in 2020 issued in the first quarter of 2010 to facilitate the acquisition.

{e} – To record the adjustment to income tax expense resulting from the pro forma adjustments in notes {c} and {d} at the Vistasolar statutory rate of 27.725 percent.

SOLUTIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2010
(Dollars in millions, except per share amounts and as indicated)

	Historical Solutia	{a}	Historical Vistasolar	{b}	Adjustments for the Acquisition		Pro Forma Solutia
Net Sales		$984	$44		$—		$1,028
Cost of goods sold		716	22		—		738

Gross Profit		268	22		—		290
Selling, general and administrative expenses		133	1		2	{c}	136
Research, development and other operating expenses, net		7	—		—		7

Operating Income		128	21		(2)		147
Interest expense		(74)	(7)		2	{d}	(79)
Other income (loss), net		13	—		—		13
Loss on debt extinguishment		(89)	—		—		(89)

Income (Loss) from Continuing Operations Before Income Tax Expense		(22)	14		—		(8)
Income tax expense		11	4		—		15

Income (Loss) from Continuing Operations		(33)	10		—		(23)
Net Income attributable to noncontrolling interest		1	—		—		1

Income (Loss) from Continuing Operations attributable to Solutia		(34)	10		—		(24)

Basic and Diluted Income (Loss) from Continuing Operations attributable to Solutia per Share		$(0.28)					$(0.20)

Basic and Diluted Weighted Average Shares Outstanding		118.6					118.6

See notes to the unaudited pro forma condensed combined statement of operations.

SOLUTIA INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2010
(Dollars in millions)

{a} – Represents historical consolidated statement of operations of Solutia for the six months ended June 30, 2010 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2010.

{b} – Effective June 1, 2010, results from the operations of Vistasolar have been included in our historical consolidated statement of operations, the impact of which has been summarized as follows:

Six Months Ended June 30, 2010
Net sales	$7
Income (Loss) from Continuing Operations attributable to Solutia	$2
Income (Loss) from Continuing Operations attributable to Solutia per basic and dilutive share	$0.02

Accordingly, this column represents historical financial results derived from unaudited interim financial information of Vistasolar for the five months ended May 31, 2010 prepared pursuant to the provisions of German commercial law (“local GAAP”), adjusted to convert Vistasolar local GAAP financial information to align with U.S. GAAP and translate from Euros to U.S. dollars using the average exchange rate for the period of $1.3741 : €1.00. Differences between local GAAP and U.S. GAAP that give rise to such adjustments include (i) reduced expense of $1 related to the estimated useful lives of property, plant and equipment used to determine depreciation expense, (ii) additional expense of $1 associated with allocation of the Seller’s intangible assets and associated amortization expense to Vistasolar, (iii) allocation of $7 of the Seller’s interest expense to Vistasolar, (iv) reduced expense of $15 connected with accounting for dividends transferred from Vistasolar to the Seller and (v) the associated income tax benefit of $2 resulting from the aforementioned adjustments.

{c} – To record the excess of five months’ amortization expense associated with the intangible assets identified in connection with the acquisition over historical amortization expense recognized by Vistasolar as calculated below:

	Fair Value	Useful Life (in Years)	Five Months’ Amortization Expense
Technology	$25	20	$1
Customer relationships	81	25	1
Other	5	3	1
Trademarks	8	N/A	N/A
Total	$119		3
Less: Amortization Expense Pre-Acquisition			1
Amortization Adjustment			$2

The above has been reflected as an adjustment to selling, general and administrative expenses.

{d} – To reflect six months of interest expense of $12, including amortization of debt discount and deferred debt issuance costs, related to the $300 of 7.875 percent notes due in 2020 issued in the first quarter of 2010 to facilitate the acquisition, of which $7 is already included in historical Solutia, and to eliminate the Seller’s historical interest expense allocated to Vistasolar.